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                                                                  EXHIBIT 10.22

                                                                 Loan No. 30381

                                 MORTGAGE NOTE


$1,100,000.00             ST. LOUIS PARK, MINNESOTA               APRIL 8, 1999


     FOR VALUE RECEIVED, PAPER WAREHOUSE, INC., a Minnesota corporation having an office at 7630 Excelsior Boulevard, Minneapolis, Minnesota 55426-4504 (hereinafter called "Borrower"), promises to pay to the order of FORTIS INSURANCE COMPANY, a Wisconsin corporation, having an office at 501 West Michigan, Milwaukee, Wisconsin 53201-3050 (hereinafter called "Lender"), or order, at said office or at such other place as may be designated, from time to time, in writing by Lender, the principal sum of One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00), or so much thereof as may be disbursed hereunder, in lawful money of the United States of America, with interest thereon from and including the date of this Note to, but not including, the date this Note is paid in full calculated in the manner hereinafter set forth, as follows:

          (i) one (1) installment of interest only on the Principal Balance (hereinafter defined) calculated in the manner hereinafter set forth shall be due and payable on the date hereof, representing interest on the Principal Balance from the date hereof through and including the last day of the month in which this Note is dated;

          (ii) one hundred twenty (120) equal, consecutive monthly installments of principal and interest in the amount of $8,612.00 each shall be due and payable on June 1, 1999 and on the first day of each calendar month thereafter to and including May 1, 2009, each of which installments shall be applied first to the payment in full of interest accrued and unpaid on the Principal Balance calculated in the manner hereinafter set forth and then in reduction of the Principal Balance; and

          (iii) the entire Principal Balance, together with all interest accrued and unpaid thereon calculated in the manner hereinafter set forth and all other sums due under this Note, shall be due and payable on the Maturity Date.

     The monthly installments described in clause (ii) above are based on a twenty (20) year amortization schedule. All amounts due under this Note are payable without setoff, counterclaim or any other deduction whatsoever.

     1. DEFINITIONS. The following terms as used in this Note shall have the following meanings:

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          (i)    "Debt" shall mean all principal, interest and other sums of any nature whatsoever which may or shall become due to Lender in accordance with the provisions of this Note, the Mortgage or any of the other Loan Documents.

          (ii) "Default" shall mean the occurrence of a "Default", as defined in the Mortgage.

          (iii) "Default Rate" shall mean a rate per annum equal to eighteen percent (18%), calculated on the actual number of days elapsed in a 360 day year consisting of twelve (12) thirty (30) day months.

          (iv) "Event of Default" shall mean an event which would, with the giving of notice or the passage of time, or both, give rise to a Default under this Note, the Mortgage or any of the other Loan Documents.

          (v) "Interest Rate" shall mean a fixed rate per annum equal to seven and one-eighth percent (7.125%).

          (vi) "Loan" shall mean the loan in the principal sum of $1,100,000.00 made by Lender to Borrower which is evidenced by this Note and secured by the Mortgage and the other Loan Documents.

          (vii) "Loan Documents" shall mean all and any of the documents other than this Note now or hereafter executed by Borrower or others and by or in favor of Lender which wholly or partially secure or guarantee payment of this Note, or which otherwise pertain to the Loan.

          (viii) "Maturity Date" shall mean May 1, 2009.

          (ix) "Mortgage" shall mean a certain Mortgage and Security Agreement dated the date hereof securing payment of this Note in the principal sum of $1,100,000.00 given by Borrower to or for the benefit of Lender covering the fee estate of Borrower in certain premises located in Hennepin County, Minnesota, as more particularly described therein, and intended to be duly recorded in said County.

          (x) "Mortgaged Property" shall mean the property covered by the lien of the Mortgage, as more particularly described therein.

          (xi) "Principal Balance" shall mean the outstanding principal alance of this Note from time to time.

     2. INTEREST RATE. Subject to the provisions of this Note hereinafter set forth, the entire Principal Balance shall bear interest at the Interest Rate. The Interest Rate shall

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be calculated on the basis of the actual number of days elapsed over a
360-day year consisting of twelve (12) thirty (30) day months.

     3.   PREPAYMENT.

     (a) Borrower shall have the privilege of prepaying the Principal Balance in whole, but not in part, together with all accrued and unpaid interest thereon and all other charges and fees due hereunder and under the Loan Documents, on the first day of any calendar month subsequent to the second (2nd) anniversary of the date of this Note upon thirty (30) days prior written notice of intent to prepay, subject to the payment of the Prepayment Premium contemporaneously with the amount otherwise required to prepay the Debt in full. Borrower and Lender intend that the original Principal Balance will yield to Lender an annual return after the date this Note is prepaid of not less than the Interest Rate for the entire term hereof. If this Note is prepaid at a time when the annual yield on institutional quality investments then being made by Lender for a term concurrent with the remaining term hereof is less than the Interest Rate, Lender will lose the intended benefit of its loan bargain and will incur delay and transactional costs in reinvesting the prepaid amount. The Prepayment Premium is intended to reimburse Lender for such loss and costs.

     (b) Accordingly, Borrower and Lender agree that the prepayment premium shall be equal to the greater of (such sum being hereinafter called the Prepayment Premium):

          (i) One percent (1.0%) of the Principal Balance at the time of prepayment, or

          (ii) An amount equal to the present value of an annuity having n monthly payments of Xn, utilizing an annual discount rate of R (R is an annual rate and therefore is divided by 12 for calculation purposes to accommodate the monthly frequency of the annuity), where:

                 "n" equals the number of months or fraction thereof remaining from the date the indebtedness evidenced by this Note is prepaid in full to the Maturity Date;

                 "Xn" equals (aa) the difference obtained by subtracting the Current Yield Rate from the Interest Rate, (bb) multiplying said difference by the Principal Balance of this Note to be prepaid, and
          (cc) dividing the resultant product by twelve (12); and

                 "R" equals the Current Yield Rate.

The term "Current Yield Rate" shall mean the sum of twenty five basis points (0.25%) plus the then current percentage annual yield determined on a date not earlier than

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ten (10) business days prior to the prepayment date (hereinafter called the
"Calculation Date") of a United States Treasury Note having a maturity date closest to the Maturity Date. For purposes of determining the Current Yield Rate, if there shall exist on the Calculation Date more than one United States Treasury Note having the same maturity date, then the Treasury Note whose Current Yield Rate is closest to the Interest Rate in effect hereunder shall be used to calculate the Prepayment Premium. The annuity used to calculate the loss of yield for this Note shall be a series of variable declining payments made at equal time intervals at the end of each interval. The payment period and interest compounding periods shall be monthly. The annuity monthly cash flow, Xn, shall be recalculated as above for each month until the scheduled Maturity Date based on the scheduled Principal Balance at the end of each month.

     (c) For purposes of this Note, "prepayment" shall mean any instance wherein the Debt is fully satisfied in any manner prior to the Maturity Date, whether voluntarily or involuntarily (excluding scheduled payments required hereunder, the application of net insurance proceeds or the net proceeds of any condemnation or eminent domain proceeding or award) pursuant to the terms of the Mortgage or any other of the other Loan Documents. Prepayment shall include, but not be limited to: (i) any payment after an Event of Default under this Note, the Mortgage or the other Loan Documents; (ii) payment to Lender by any holder of a subordinate or superior interest in the Mortgaged Property; (iii) any payment after the Maturity Date is accelerated for any reason permitted hereunder including, without limitation, any acceleration of the Maturity Date resulting from the exercise of Lender's rights under this Note, the Mortgage or the other Loan Documents; (iv) payment resulting from any sale or transfer of the Mortgaged Property pursuant to foreclosure, sale under power, judicial order or trustee's sale under the Mortgage; and (v) payment by sale, transfer or offsetting credit in connection with or under any bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, or receivership proceedings under any statute of the United States or any State thereof involving Borrower and/or the Mortgaged Property. If the Maturity Date is accelerated, the amount due hereunder shall include the charge which would be due under the Prepayment Premium calculated if a voluntary prepayment at the time of such acceleration had been tendered, and the date of acceleration of the Maturity Date will be deemed to be the date of prepayment. Partial prepayments resulting from application of casualty proceeds or condemnation awards shall be applied to the Principal Balance in inverse order of maturity and shall not reduce or delay the scheduled monthly installments payable hereunder.

     (d) Borrower and Lender hereby acknowledge that applicable law regarding the enforceability of the Prepayment Premium under certain circumstances may not be fully settled. Accordingly, Borrower and Lender have resolved such issue in advance by negotiation, both parties being represented by counsel (or having the opportunity to consult counsel) and both parties being experienced in commercial real estate finance. Borrower hereby expressly covenants and agrees: (i) that the Prepayment Premium provided for herein is reasonable; (ii) that it shall pay the Prepayment Premium, even upon acceleration of the Maturity Date; (iii) that the Prepayment Premium shall be

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payable notwithstanding the then prevailing market rates existing at the time prepayment is made; (iv) that there has been a course of conduct between Borrower and Lender giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, and (v) that Borrower shall be estopped hereafter from claiming differently than as set forth in this paragraph. Borrower expressly acknowledges and agrees that its agreement to pay the Prepayment Premium to Lender as herein described is a material inducement to Lender to make the Loan and without which inducement Lender would not make the Loan.

     (e) Notwithstanding the foregoing, no Prepayment Premium shall be due if the Borrower voluntarily prepays this Note in full within a period of ninety (90) days immediately preceding the Maturity Date, provided on such date prepayment is made there is no Event of Default under this Note, the Mortgage or the other Loan Documents.

     4. ACCELERATION. If Borrower fails to pay when due any one of the installments due under this Note within ten (10) days after the date on which it is due, or upon the occurrence of any other Default, the entire Debt, including Principal Balance, and all other sums paid or advanced by Lender to or on behalf of Borrower pursuant to the terms of this Note, the Mortgage or any of the Loan Documents, together with all unpaid interest thereon and all other applicable late charges, fees and prepayment premiums, shall at the option of Lender become immediately due and payable without further notice or demand and Lender may forthwith exercise the remedies available to Lender at law and in equity as well as those remedies set forth in this Note and the Loan Documents and one or more executions may forthwith issue on any judgment or judgments obtained by virtue thereof. Upon exercise of this option by Lender, the entire Principal Balance and any other amounts owed to Lender hereunder or under any of the Loan Documents shall bear interest until paid at the Default Rate. Any tender of payment of the amount necessary to satisfy the entire indebtedness evidenced hereby made following acceleration shall be subject to and must include payment of the Prepayment Premium. All of the terms, covenants and provisions contained in the Mortgage and the Loan Documents which are to be kept and performed by Borrower are hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. The rights, remedies and powers of Lender under this Note are cumulative and concurrent and not exclusive of any rights or remedies which Lender would otherwise have, and may be pursued singly, successively or together against Borrower, any Responsible Party (if any), the Mortgaged Property or any other security given at any time for the Debt, in Lender's sole and absolute discretion.

     5. LATE CHARGE. If any installment of principal, interest or other sum payable under this Note or the Loan Documents is not paid within ten (10) days after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to four percent (4%) of such unpaid installment as a late payment charge in order to defray part of the increased cost of collection occasioned by any late payments, as liquidated damages and not as a penalty, since actual damages are impossible to determine at this time. This charge shall be in addition to, and not in lieu of, any other remedy Lender may

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have and is in addition to any reasonable fees and charges of any agents or attorneys which Lender is entitled to employ on any defaults hereunder, whether authorized herein or by law.

     6. DEFAULT RATE. In addition to any late payment charge which may be due under this Note, (a) in the event of any failure to pay any installment under this Note within ten (10) days after the date on which it is due (including if the Debt is not paid in full on the Maturity Date), or (b) after the occurrence of any Default other than such failure to pay, and for so long as such Default continues regardless of whether or not there has been an acceleration of the Debt, Borrower shall thereafter pay interest on the Principal Balance at the Default Rate from the date of such failure to pay any installment or such Default, as the case may be, until the date that such installment is paid in full (prior to such Event of Default ripening into a Default) or the Principal Balance is paid in full, as the case may be, which interest at the Default Rate shall accrue from the earlier of the time when such payment was due or the time of the event which gave rise to such Default and all such accrued interest shall be paid in full as a condition precedent to the curing of such Event of Default, the acceptance of any cure of a Default and the reinstatement of the Loan (provided that Lender shall not be obligated to accept any such cure after an Event of Default has ripened into a Default) or the repayment of the Debt in full, provided, however, that such interest rate shall in no event exceed the maximum interest rate which Borrower may by law pay.

     7. WAIVERS. Borrower hereby waives presentment and demand for payment, notice of dishonor, notice of nonpayment, protest of any dishonor, and notice of protest and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. Borrower and all endorsers or other parties to this Note hereby jointly and severally waive and renounce for itself, its heirs, successors and assigns, all rights to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided, or which may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note, any renewal thereof, or any indebtedness represented hereby.

     8. COSTS. Borrower agrees to pay immediately upon demand all costs and expenses of Lender, including, but not limited to, reasonable attorneys' fees and expenses (i) if after an Event of Default this Note is placed in the hands of any attorney or attorneys for collection, (ii) if Lender finds it necessary or desirable upon an Event of Default to secure the services or advice of one or more attorneys with regard to collection of this Note against Borrower, any Responsible Party (if any), any guarantor (if any) or any other party liable therefor or for the protection of its rights under this Note or under any Loan Documents, (iii) if Lender seeks to have the Mortgaged Property abandoned by any estate in bankruptcy, or attempts to have any stay or injunction prohibiting the enforcement or collection of the Note, or prohibiting the enforcement of any Loan Document lifted by

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any bankruptcy or other court, and any subsequent proceedings or appeals from any order or judgment entered in any such proceeding or proceedings, (iv) if Lender shall be made a party to or shall intervene in any action or proceeding, whether in court or before any governmental agency or other adjudicative authority, affecting the Mortgaged Property or the title thereto or the interest of Lender under the Mortgage, including without limitation any form of condemnation or eminent domain proceeding, and (v) as provided in the Mortgage. Borrower shall reimburse Lender immediately upon demand for all such costs, charges and reasonable attorneys' fees and expenses incurred by Lender in any such event, and until paid, such amount shall bear interest at the Default Rate and shall be secured by the Mortgage as a further charge and encumbrance upon the Mortgaged Property.

     9. USURY SAVINGS CLAUSE. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be legally paid by Borrower under applicable law, and this Note is subject to the express condition that at no time shall Borrower be obligated or required to pay, nor shall Lender be permitted to collect, interest on the Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate which Borrower is permitted by law to agree to pay. If any such excess amount of interest is contracted for, charged, paid, received or applied under the Loan Documents or this Note, or in the event the maturity of the indebtedness secured hereby is accelerated in whole or in part or all or part of the principal of or interest on the Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged, paid, received or applied under the Loan Documents or this Note on the amount of principal actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by applicable law, then in any such event (a) neither Borrower nor any other person liable for payment of the indebtedness secured hereby shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (b) any such excess which may have been collected shall, at Lender's option, either be applied as a credit against the then unpaid principal amount of this Note or refunded to Borrower and (c) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under applicable law, as now or hereafter construed by the courts having jurisdiction thereof. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Loan Documents or this Note which are made for the purposes of determining whether such rate exceeds the maximum amount of interest permitted by applicable law shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note.

     10. JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one person or party (and, as of the date hereof, Borrower certifies that Borrower does not consist of more than one entity), the obligations and liabilities of each such person or party hereunder shall be joint and several.

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     11.  COLLATERAL.  This Note is secured by the Mortgage and the other
Loan Documents.

     12. GOVERNING LAW. The terms of this Note shall be governed by and construed under the laws of the State of Minnesota.

     13. WRITTEN MODIFICATION ONLY. This Note may only be modified, amended, changed or terminated by an agreement in writing signed by Lender and Borrower. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Lender and if so given by Lender shall only be effective in the specific instance in which given.

     14. ENTIRE AGREEMENT. This Note sets forth the entire agreement and understanding of Lender and Borrower, and Borrower acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of Borrower under this Note, except those specifically set forth in this Note. Borrower acknowledges that Borrower's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, irrespective of any other circumstances of any nature whatsoever which might now or hereafter otherwise constitute a defense to the obligations of Borrower or any other person or party relating to this Note or otherwise with respect to the Loan. Except as set forth below, Borrower absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim (a "Borrower Claim") of any nature whatsoever with respect to this Note or the obligations of Borrower under this Note or the obligations of any other person or party relating to this Note or the obligations of Borrower hereunder or otherwise with respect to the Loan in any action or proceeding (a "Lender Proceeding") brought by Lender to collect the Debt, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests created by the Mortgage and the Other Security Documents. The foregoing sentence shall not alter or diminish the right of Borrower (i) to raise in a Lender Proceeding any compulsory defenses which, if not raised in the Lender Proceeding, would be forever barred, or
(ii) to bring any action or file any suit against Lender with respect to a Borrower Claim in an action separate from a Lender Proceeding.

     15. DELAY NOT WAIVER. No delay on the part of Lender in exercising any right or remedy under this Note, the Mortgage or the Loan Documents or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy or be construed as an election of remedies. Without limiting the generality of the foregoing, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or to exercise any other right or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right or remedy, (ii) constitute a waiver of the requirement of punctual payment and performance,

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or (iii) constitute a novation in any respect.  No notice to or demand on
Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided in this Note, the Mortgage and the Loan Documents.

     16. JURISDICTION. Borrower agrees to submit to personal jurisdiction in the State of Minnesota in any action or proceeding arising out of this Note and, in furtherance of such agreement, Borrower hereby agrees and consents that, without limiting other methods of obtaining jurisdiction, personal jurisdiction over Borrower in any such action or proceeding may be obtained within or without the jurisdiction of any court located in Minnesota and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Borrower by registered or certified mail to or by personal service at the last known address of Borrower, whether such address be within or without the jurisdiction of any such court.

     17. VALID AND BINDING OBLIGATION. Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note and that the Debt constitutes a valid and binding obligation of Borrower.

     18.  TRIAL BY JURY WAIVER.  BORROWER HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL
RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM, WHETHER CONTRACT, TORT OR OTHERWISE ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN, THIS NOTE, THE MORTGAGE, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

     19. SUCCESSORS AND ASSIGNS. Whenever used, the singular number shall include the plural, the plural the singular and the words "Lender" and "Borrower" include their respective successors and assigns, provided, however, that Borrower shall in no event or under any circumstance have the right without obtaining the prior written consent of Lender to assign or transfer its obligations under this Note, the Mortgage or the other Loan Documents, in whole or in part, to any other person, party or entity.

     20. APPLICATION OF PAYMENTS. Each payment on this Note or otherwise collected by Lender by virtue of any Loan Document is to be applied when received, first, to outstanding late charges and costs of collection, if any, then to accrued but unpaid interest, and then to the payment of interest on the Principal Balance from time to time remaining unpaid, and the remainder shall (to the extent permitted hereunder) be used to reduce the Principal Balance. Application of any such payment as aforesaid shall not preclude the Lender from exercising its option to cause the Debt to become immediately due and payable by reason of a Default.

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     21.  BUSINESS PURPOSES.  Borrower represents and warrants to Lender that the indebtedness evidenced hereby arises from a business loan from Lender to Borrower for the sole purpose of permitting Borrower to carry on its business and not for personal, family, household or agricultural purposes.

     22. HEADINGS. The headings of the articles, paragraphs and subdivisions of this Note are for convenience of reference only, are not to be considered a part hereof and shall not modify, limit or otherwise affect any of the terms hereof.

     23. SEVERABILITY. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain in full force and effect and shall be liberally construed in favor of Lender.

     24. REPLACEMENT NOTE. Upon receipt by Borrower of written notice from Lender of the loss, theft, destruction or mutilation of this Note, Borrower will execute and deliver to Lender, in lieu thereof, a replacement note in identical form to this Note and dated as of the date of this Note. Upon delivery to Lender of such replacement note, all references in the Mortgage and any other Loan Documents to this Note shall be deemed to be references to such replacement note, and Lender shall deliver to Borrower an indemnity regarding the lost note in form and substance acceptable to Borrower and Lender.

     25   TIME OF ESSENCE.  TIME IS OF THE ESSENCE with respect to all of the obligations and agreements under this Note.

     26. RECOURSE LIABILITY. Borrower has full recourse liability under this Note and under the Loan Documents.

     IN WITNESS WHEREOF, Borrower has duly executed this Note under seal the day and year first above written.


                                       BORROWER:

                                       PAPER WAREHOUSE, INC., a
                                       Minnesota corporation

                                       By:      /s/ Yale T. Dolginow
                                           -----------------------------------
                                           Name:    Yale T. Dolginow
                                                 -----------------------------
                                           Title:  Chief Executive Officer
                                                  ----------------------------

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